UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2018

COHEN & COMPANY INC.

(Exact name of registrant as specified in its charter)

Maryland	1-32026	16-1685692
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Cira Centre
2929 Arch Street, Suite 1703
Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 701-9555

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01                                           Entry into a Material Definitive Agreement.

Effective on April 25, 2018, Cohen & Company Inc., a Maryland corporation (the “Company”), as a guarantor, and the Company’s subsidiaries, Cohen & Company, LLC (the “Operating LLC”) and J.V.B. Financial Group Holdings, LP (“Holdings LP”), as guarantors, and J.V.B. Financial Group, LLC, as borrower (the “Borrower”), and C&Co PrinceRidge Holdings, LP, entered into a Loan Agreement (the “Credit Facility”) with MB Financial Bank, N.A., as lender (the “Lender”).

Pursuant to the terms of the Credit Facility, the Lender agreed to make loans (each a “Loan” and collectively, the “Loans”) at the Borrower’s request from time to time in the aggregate amount of up to $25 million.  The Loans (both principal and interest) are scheduled to mature and become immediately due and payable in full on April 10, 2020.

Loans under the Credit Facility will bear interest at a per annum rate equal to LIBOR plus 6.0%.  The Borrower is required to pay an undrawn commitment fee at a per annum rate equal to 0.50% of the undrawn portion of the Lender’s $25 million commitment under the Credit Facility.  Further, pursuant to the terms of the Credit Facility, the Borrower paid to the Lender a commitment fee in the amount of $250,000.

Loans under the Credit Facility must be used by the Borrower for working capital purposes and general liquidity of the Borrower.   Borrower may request a reduction in the Lender’s $25 million commitment in a minimum amount of $1 million and multiples of $500,000 thereafter upon not less than five days’ prior notice to Lender.

The obligations of the Borrower under the Credit Facility are guaranteed by the Company, the Operating LLC and Holdings LP (collectively, the “Guarantors”), and are secured by a lien on all of Holdings LP’s property, including its 100% ownership interest in all of the outstanding membership interests of the Borrower.

Pursuant to the Credit Facility, the Borrower and the Guarantors provide customary representations and warranties for a transaction of this type.

The Credit Facility also includes customary covenants for a transaction of this type, including covenants limiting the indebtedness that can be incurred by the Borrower and Holdings LP and restricting the Borrower’s ability to make certain loans and investments.  Additionally, the Borrower may not permit (i) the Borrower’s tangible net worth to be less than $75 million at any time through December 30, 2018, and $80 million at any time thereafter; (ii) the amounts outstanding under the Loans to exceed 0.22 times the Borrower’s tangible net worth at any time; and (iii) the Borrower’s excess net capital to be less than $40 million at any time.  The Borrower and each Guarantor are also limited in their ability to repay certain of their existing outstanding indebtedness.

The Credit Facility contains customary events of default for a transaction of this type.  If an event of default under the Credit Facility occurs and is continuing, then the Lender may declare and cause all or any part of the Loans and all other liabilities outstanding under the Credit Facility to become immediately due and payable.

The foregoing description of the Credit Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Facility, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

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Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference herein.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit
Number	Description

10.1*

Loan Agreement, dated as of April 25, 2018, by and among Cohen & Company Inc., Cohen & Company, LLC, J.V.B. Financial Group, LLC, J.V.B. Financial Group Holdings, LP, C&Co/PrinceRidge Partners LLC and MB Financial Bank, N.A.

*                                         Filed electronically herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHEN & COMPANY INC.

Date: April 27, 2018	By:	/s/ Joseph W. Pooler, Jr.
		Name:	Joseph W. Pooler, Jr.
		Title:	Executive Vice President, Chief Financial Officer and Treasurer

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